Exhibit 99.1

ProPetro Reports Preliminary Unaudited Financial
Results for the First Quarter 2020

MIDLAND, TX, June 1, 2020 (Businesswire) – ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced preliminary unaudited financial and operational results for the first quarter of 2020 and provided other updates.

Preliminary First Quarter 2020 and Recent Highlights

•	Total revenue for the quarter was $395.1 million compared to $434.8 million for the fourth quarter of 2019.
•	Net loss for the quarter was $7.8 million, or $0.08 per diluted share, versus net income of $22.7 million, or $0.22 per diluted share, for the fourth quarter of 2019.
•	Adjusted EBITDA(1) for the quarter was $74.9 million compared to $110.3 million for the fourth quarter of 2019.
•	Effective utilization for the first quarter was 18.6 fleets compared to 19.2 fleets for the fourth quarter of 2019.

(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”

Phillip Gobe, Chief Executive Officer, commented, “Our proven through-cycle business model and performance on location by our best-in-class operating team drove strong financial results for the first ten weeks of the first quarter. The unprecedented drop in crude oil prices during the second week of March resulted in an extremely swift curtailment of well completions activity in all U.S. basins. As activity declined, we acted quickly to reduce our costs while continuing to provide safe and efficient service to our customers. We believe our early year success is a positive indicator of our ability to execute in the face of these uncertain times.

Unfortunately, deteriorating market conditions resulted in necessary reductions to our workforce, and we are grateful to all of our impacted team members for their hard work and dedication in serving our customers over the years. While we found it prudent to make these reductions, we have retained the capability to deliver efficient and safe services while protecting our ability to respond to a market that we expect to eventually improve.

I would also like to thank our essential workers, medical professionals, and first responders for their tireless efforts in keeping us safe across the Permian Basin during these unprecedented times as our community bands together to navigate a global pandemic.”

Preliminary First Quarter 2020 Financial Summary

Revenue for the first quarter of 2020 was $395.1 million compared to revenue of $434.8 million for the fourth quarter of 2019. The decrease was primarily attributable to a changing job mix as well as decreased pricing for our services. At the end of the quarter there was also a negative effect to revenue due to the steep decline in well completions activity beginning in mid-March as a result of the collapse of global oil prices.

Cost of services, excluding depreciation and amortization of approximately $40.2 million, for the first quarter of 2020 decreased slightly to $300.8 million from $305.7 million during the fourth quarter of 2019. Contributing to the decrease was the reduction in frac activity as described above, partially offset by the delay in achieving cost savings from the Company’s reduction in workforce initiatives previously announced and implemented beginning in late March.

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General and administrative expense was $24.9 million for the first quarter of 2020 compared to $31.1 million during the fourth quarter of 2019. General and administrative expense, exclusive of (a) $5.1 million of non-recurring items and (b) $4.3 million of provision for credit losses, was $15.5 million, or 3.9% of revenue, for the first quarter of 2020 compared to $18.8 million in the fourth quarter of 2019, or 4.3% of revenue.

Net loss for the first quarter of 2020 totaled $7.8 million, or $0.08 per diluted share, versus net income of $22.7 million, or $0.22 per diluted share, for the fourth quarter of 2019. Net income was negatively affected during the first quarter by goodwill and asset impairment expenses of $16.7 million.

Adjusted EBITDA decreased to $74.9 million for the first quarter of 2020 from $110.3 million for the fourth quarter of 2019.

Liquidity and Capital Spending

As of March 31, 2020, total cash was $143.7 million and total debt was $110.0 million. Total liquidity at the end of the first quarter of 2020 was $194.1 million including cash and $50.4 million of available capacity under the Company’s revolving credit facility.

As of May 29, 2020 total cash was $135.9 million and total debt was $70.0 million. Total liquidity as of May 29, 2020 was $159.7 including cash and $23.8 million of available capacity under ProPetro’s revolving credit facility. The Company’s borrowing capacity under its revolving credit facility (which is determined monthly based on 85% of eligible accounts receivables, less customary reserves) will be adversely impacted by the expected decline in the Company’s customers’ activity given current market conditions. ProPetro will continue to proactively manage its capital and liquidity needs.

Capital expenditures incurred during the first quarter of 2020 were $40.1 million, substantially all of which was maintenance spending (other than approximately $3.7 million related to DuraStim growth initiatives). The Company has minimal commitments for growth capital expenditures for the remainder of 2020 and expects to significantly reduce maintenance capital expenditures and field level consumable costs throughout the rest of the year. Based on current activity forecasts, full year 2020 capital expenditures are expected to be below $85 million and mostly comprised of maintenance spending.

The Company expects a significant portion of its second quarter revenue to consist of idle fees that are payable by Pioneer Natural Resources (“Pioneer”) as contemplated by the parties’ service agreement. These fees are designed to partially protect ProPetro in the event that fleets dedicated to Pioneer are idled.

DuraStim® Update

As oilfield activity rapidly contracted, management modified the deployment of the first DuraStim® fleet. Moving forward, the individual units will continue to be tested and developed by working alongside conventional equipment. This will allow the Company ample time to collect data in various operating conditions, both controlled environments and field trials, for the purpose of optimizing its DuraStim® technology initiative.

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Outlook

Mr. Gobe concluded, “We were once again impressed by the performance and execution of our team throughout the first quarter despite the adversity brought on by the deteriorating commodity price environment. Consistent with other oilfield service providers, we have experienced further decreases in activity levels during the second quarter. Our current view is that onshore completion activity will remain at a reduced level in the second half of the year as the over-supply of crude oil is absorbed by increasing demand as economic activity recovers.

We remain committed to our premier service quality and execution, which we believe positions us favorably in the Permian Basin, the premier resource play in North America. We believe our deep customer relationships will prove critical as we navigate through this challenging period, and we look forward to serving them for many years to come. In addition, I would like to thank our employees, supply chain partners and shareholders for their ongoing support.”

Other Items

Management continues to provide information to its independent registered public accounting firm in order to allow it to evaluate the sufficiency of the scope of the internal review and associated findings, as well as the Company’s proposed remediation plan. Management is working to complete its preparation of quarterly and annual financial statements to allow its independent registered public accounting firm to perform quarterly reviews and an audit of the financial statements as of and for the year ended December 31, 2019. The Company continues to work diligently to become current in its filing obligations with the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable, and it currently expects to do so prior to the expiration of the additional trading period granted by the NYSE on July 15, 2020.

As previously disclosed, the audit committee and management have not identified to date any items that would require revision or restatement of the Company’s previously reported balance sheets, statements of operations, statements of shareholders’ equity or statements of cash flows.

Conference Call Information

The Company will host a conference call at 8:00 AM Central Time on Tuesday, June 2, 2020 to discuss preliminary financial and operating results for the first quarter of 2020. This call will also be webcast on ProPetro’s website at www.propetroservices.com.  To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10143925.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

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Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting for the three months ended March 31, 2020. This financial information is preliminary and unaudited and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months ended March 31, 2020. The Company is in the process of completing its customary quarterly close and review procedures as of and for the three months ended March 31, 2020, and there can be no assurance that its final results for this period will not differ from this preliminary financial information. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended March 31, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. This preliminary financial information should not be viewed as a substitute for full reviewed or audited financial statements prepared in accordance with GAAP. In addition, this preliminary financial information for the three months ended March 31, 2020 is not necessarily indicative of the results to be achieved for any future period. This preliminary financial information has been prepared by and is the responsibility of management. In addition, the preliminary financial information presented above has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance of newly improved technology (such as our DuraStim® fleets), our expected capital expenditures, our expected cost reductions and our ability and the timing to become current in our SEC filing obligations. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of and recent declines in oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the SEC. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to the audit committee’s internal review, the shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Chief Strategy and Administrative Officer
sam.sledge@propetroservices.com

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PROPETRO HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
REVENUE - Service revenue	$395,069	$434,793	$546,179

COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	300,848	305,693	381,523
General and administrative (inclusive of stock-based compensation)	24,937	31,103	18,524
Depreciation and amortization	40,205	39,052	33,117
Impairment expense	16,654	3,405	-
Loss on disposal of assets	19,854	25,233	19,228
Total costs and expenses	402,498	404,486	452,392
OPERATING INCOME (LOSS)	(7,429)	30,307	93,787
OTHER EXPENSE:
Interest expense	(1,281)	(1,463)	(1,903)
Other expense	(3)	(178)	(187)
Total other expense	(1,284)	(1,642)	(2,090)
INCOME (LOSS) BEFORE INCOME TAXES	(8,713)	28,665	91,697
INCOME TAX (EXPENSE) BENEFIT	909	(5,990)	(21,892)
NET INCOME (LOSS)	$(7,804)	$22,675	$69,805

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.08)	$0.23	$0.70
Diluted	$(0.08)	$0.22	$0.67

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	100,687	100,618	100,232
Diluted	100,687	103,055	104,123

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PROPETRO HOLDING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$143,717	$149,036
Accounts receivable - net of allowance for credit losses of $5,340 and $1,049, respectively	222,378	212,183
Inventories	3,296	2,436
Prepaid expenses	7,934	10,815
Other current assets	637	1,121
Total current assets	377,962	375,591
PROPERTY AND EQUIPMENT - Net of accumulated depreciation	1,018,660	1,047,535
OPERATING LEASE RIGHT-OF-USE ASSETS	921	989
OTHER NONCURRENT ASSETS:
Goodwill	-	9,425
Other noncurrent assets	2,347	2,571
Total other noncurrent assets	2,347	11,996
TOTAL ASSETS	$1,399,890	$1,436,111
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$198,437	$193,096
Operating lease liabilities	309	302
Finance lease liabilities	-	2,831
Accrued and other current liabilities	26,916	36,343
Accrued interest payable	263	394
Total current liabilities	225,925	232,966
DEFERRED INCOME TAXES	101,729	103,041
LONG-TERM DEBT	110,000	130,000
NONCURRENT OPERATING LEASE LIABILITIES	720	799
Total liabilities	438,374	466,806
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 100,777,670 and 100,624,099 shares issued, respectively	101	101
Additional paid-in capital	826,644	826,629
Retained earnings	134,771	142,575
Total shareholders’ equity	961,516	969,305
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,399,890	$1,436,111

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PROPETRO HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,804)	$69,805
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,205	33,117
Impairment expense	16,654	-
Deferred income tax expense (benefit)	(1,312)	21,083
Amortization of deferred debt issuance costs	135	134
Stock-based compensation	471	1,829
Provision for credit losses	4,291	-
Loss on disposal of assets	19,854	19,228
Changes in operating assets and liabilities:
Accounts receivable	(14,486)	(154,516)
Other current assets	1,138	(274)
Inventories	(860)	482
Prepaid expenses	2,920	759
Accounts payable	10,080	45,324
Accrued and other current liabilities	(9,431)	(1,366)
Accrued interest	(131)	480
Net cash provided by operating activities	61,724	36,085
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(47,290)	(178,912)
Proceeds from sale of assets	733	1,027
Net cash used in investing activities	(46,557)	(177,885)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	-	90,000
Repayments of borrowings	(20,000)	-
Payment of finance lease obligations	(30)	-
Repayments of insurance financing	-	(1,934)
Proceeds from exercise of equity awards	-	552
Tax withholdings paid for net settlement of equity awards	(456)	-
Net cash (used in) provided by financing activities	(20,486)	88,618
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,319)	(53,182)
CASH AND CASH EQUIVALENTS — Beginning of period	149,036	132,700
CASH AND CASH EQUIVALENTS — End of period	$143,717	$79,518

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Reportable Segment Information

	Three Months Ended
	March 31, 2020			December 31, 2019
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Service revenue	$386,919	$8,150	$395,069	$424,846	$9,947	$434,793
Adjusted EBITDA	78,664	(3,741)	74,923	116,743	(6,408)	110,335
Depreciation and amortization	38,969	1,236	40,205	37,433	1,619	39,052
Capital expenditures	39,268	828	40,096	64,771	1,574	66,345

Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Income (loss) to  Adjusted EBITDA

	Three Months Ended
	March 31, 2020			December 31, 2019
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net income (loss)	$4,308	$(12,112)	$(7,804)	$52,805	$(30,130)	$22,675
Depreciation and amortization	38,969	1,236	40,205	37,433	1,619	39,052
Impairment expense	15,559	1,095	16,654	-	3,405	3,405
Interest expense	1	1,280	1,281	8	1,455	1,463
Income tax expense (benefit)	-	(909)	(909)	-	5,990	5,990
Loss on disposal of assets	19,815	39	19,854	25,068	165	25,233
Stock-based compensation	-	471	471	-	2,530	2,530
Other expense	-	3	3	-	178	178
Other general and administrative expense	-	5,135	5,135	-	7,882	7,882
Retention bonus and severance expense	12	21	33	1,429	498	1,927
Adjusted EBITDA	$78,664	$(3,741)	$74,923	$116,743	$(6,408)	$110,335

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